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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our report dated January 28, 2000, except for Note 18, as to which the date is March 7, 2000 and Note 19 which is October 23, 2000, relating to the consolidated financial statements of Biomatrix, Inc., which appears in Biomatrix, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
May 18, 2001